Q3 2024 Earnings Presentation November 7, 2024

Disclaimer 2 This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2024 guidance, the future performance of OppFi’s platform, OppFi’s objectives, plans, strategies, and expectations for OppFi’s growth, new products, and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to the material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi’s financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income and margin thereof, and Adjusted EPS have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other addbacks and one-time expenses, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout units, and including the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. The earnout units were not earned pursuant to the earnout provisions of the Business Combination Agreement on or prior to July 21, 2024, the third anniversary of the closing date of the Company’s business combination. Accordingly, on such date the earnout units and associated Class V Voting Stock were forfeited. Adjusted EPS is useful to investors and others because, due to OppFi’s Up-C structure, Basic EPS calculated on a GAAP basis excludes a large percentage of OppFi’s outstanding shares of common stock, which are Class V Voting Stock, and Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options, in any periods in which their inclusion would have an antidilutive effect. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected full year 2024 Adjusted Net Income and projected full year 2024 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only.

Q3 2024 Earnings Highlights: Record Third Quarter Net Income and Total Revenue 3 Net income increased 106.4% year over year to $32.1 million, and Adjusted Net Income increased 116.2% year over year to $28.8 million1,2, both company quarterly records Total Revenue increased 2.6% year over year to $136.6 million, a company quarterly record Net charge off rate as a percentage of total revenue decreased 810 basis points year over year to 34.3%3 Average yield, annualized increased 540 basis points year over year to 133.9%3 Recoveries of previously charged off receivables increased 39.8% year over year3 1. Adjusted net income and margin thereof are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. 3. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Net income margin increased by 1,180 basis points to 23.5%, and adjusted net income margin expanded by 1,110 basis points to 21.1%1,2 is a tech-enabled, mission-driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans. 4 Mission-driven Platform Providing best in class products and customer service with a 78 NPS Score1 Significant Economic Scale Facilitated more than $6.8 billion in gross loan issuance covering over 3.9 million loans, since inception2 Profitable Across Business Cycles 9 consecutive years of positive net income3 OppFi At-A-Glance Large Addressable Market 60+ million US Consumers either have no bank account or lack adequate access to other traditional financial services4 Strong Fundamentals and Balance Sheet Operating efficiency drives strong free cash flow and a robust balance sheet which position OppFi for growth 1. For Q3 2024 at the time of loan approval. 2. As of September 30, 2024. 3. 2015-2023. 4. Forbes – “The Costs of Being Unbanked Or Underbanked” (2022)

Outstanding Customer Satisfaction

78 Net Promoter Score (NPS)

6,000+ Paid-In-Full Customers return every month, demonstrating OppFi's strong value proposition

4.8 ★★★★★ 11,969 reviews Google

4.7 out of 5 ★★★★★ 4687 reviews creditkarma

4.5 ★ 4,657 total Trustpilot

BBB Rating: A+ — BBB ACCREDITED BUSINESS

OppLoans

Simple, Transparent Loans and Exceptional Customer Service

Selected Customer Testimonials

"It is the easiest loan process I have ever done. The website is very well designed. I also think it's great that the first time I applied, you took the time to educate me about the interest rate. I have dealt with payday loan businesses before, and this loan product fits a perfect niche [...] It has suited my needs, and the notifications when refinancing is available are great. I am well aware of the high interest rate, but it was so helpful to me while I was in the process of repairing my credit.

July 2024, NPS

"I was facing eviction and desperately trying to get some loans. I was able to get a loan for the whole amount and will only be paying $160 every 2 weeks. This Company was a major blessing. I consider this to be a miracle and will be happy to pay any amount over what I owe to keep a roof over our heads. Thank You OppLoans, we are forever grateful.

July 2024, TrustIndex

"I recently had a bankruptcy and was looking for some loan options to help get my credit back on track. I was hounded by predatory "lenders" with very low loan amounts and insane interest rates. OppLoans gave me an awesome offer with a considerable amount of credit and a very reasonable rate! Also, my credit already went up 92+ points!!! Awesome customer service as well. Highly recommend!

June 2024, Trustpilot

OppFi | 5

Note: Ratings reflect data as of October 24, 2024. Returning paid-in-full customers based on 2024 data through September 30, 2024.

Financial Highlights

Q3 2024 Financial Highlights $32.1M Net Income $28.8M Adj. Net Income1,2 $0.21 Basic EPS $0.21 Diluted EPS $0.33 Adjusted EPS1,2 7 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. $0 $13 $29 Q3 2022 Q3 2023 Q3 2024 +116% $0.00 $0.16 $0.33 Q3 2022 Q3 2023 Q3 2024 +112% Adjusted Net Income1,2 ($M) Adjusted EPS1,2 All-time high quarter net income, driven by record revenue, improvements in net charge-offs, and prudent expense management

Q3 2024 Performance: Improvement Across Key Profitability Drivers 8 Total Revenue ($M) Operating Expense Margin 1. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Net Charge-Off Rate1 Total revenue increased 2.6% YoY driven by annualized average yield1 having increased 540 bps Prudent expense management drove down total expenses as a percentage of total revenue by 400 bps YoY 43.1% 45.1% 41.1% Q3 2022 Q3 2023 Q3 2024 -9% 54.8% 42.4% 34.3% Q3 2022 Q3 2023 Q3 2024 -19% $124 $133 $137 Q3 2022 Q3 2023 Q3 2024 +3% Net charge-offs as a percentage of total revenue decreased 810 bps YoY as a result of improved credit initiatives driving strong payment performance and increased recovery efforts

Q3 2024
Key Performance Indicators[6]

- **Total net originations increased 12% year over year** as a result of bank partners' expansion into additional states, increased demand through certain marketing partners, and enhanced lead evaluation capabilities driving higher quality applications, and **Total Retained Net Originations increased 4% year over year**, attributed to originations growth outpacing the growth in the percentage of loans retained by our bank partners
- **Ending Receivables decreased 0.3% year over year** as a result of one of our bank partners retaining a higher percentage of loans originated in certain states
- **Net charge-off rate as percentage of total revenue decreased to 34% from 42% year over year**, and the **annualized net charge off rate as a percentage of average receivables decreased to 46% from 55% year over year**, as a result of a higher yielding portfolio for the reasons discussed below combined with both lower gross charge-offs and higher recoveries driving lower levels of net charge-offs
- **Average yield increased to 134% from 129% year over year** due to the decrease in delinquent loans in the portfolio that were not accruing interest as well as an increase in the average statutory rate from a relative shift away from states with lower interest rates
- **Automatic approval rate increased to 77% from 72% year over year,** reflecting the continued application of algorithmic automation projects that streamline the origination process

	UNAUDITED QUARTER ENDED	
($ in millions)	9/30/2024	9/30/2023
Total Net Originations[1]	$219	$196
Total Retained Net Originations[1]	$198	$191
Ending Receivables[2]	$414	$416
% of Originations by Bank Partners	100%	98%
Net Charge-Off Rate as % of Total Revenue[3]	34%	42%
Net Charge-Off Rate as % of Avg. Receivables, Annualized[3]	46%	55%
Average Yield, Annualized[4]	134%	129%
Automatic Approval Rate[5]	77%	72%

1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners or originated directly.
2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.
6. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products.

OppFi | 9

10 2024 Key Capital Allocation Initiatives • $12.7M for $0.12 special dividend and special distribution to Class A common stockholders and Opportunity Financial LLC Class A common unitholders, respectively (Q2-24) • $3.6M in share repurchases at an average price of $3.41 (YTD-24) • $10.0M in repayment of corporate term loan debt (Q2-24) • $15.2M for cash portion of acquisition of equity interest in Bitty Advance (Q3-24) 1. Free cash flow defined as net cash provided by operating activities minus net cash used in investing activities, excluding the cash used for the acquisition of equity interest in Bitty. 2. Year to date as of September 30, 2024 and 2023, respectively. Free Cash Flow Generation Bolsters Balance Sheet & Provides Capital Allocation Optionality Free Cash Flow Generation ($M)1 Year to date2 free cash flow generation far surpassing that of 2023 Total Funding Capacity ($M) $325.6 $199.4 $74.2 Restricted and Unrestricted Cash Undrawn Debt Drawn Debt $599.2 9/30/2024 $33.6 $74.6 YTD 2023 YTD 2024

11 $510M $530M to Total Revenue Adjusted Net Income Adjusted EPS $74M $76M to $0.85 $0.87 to Full Year 2024 Earnings Guidance Affirmed Raised from $63M – $65M Raised from $0.73 – $0.75 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. A reconciliation of projected 2024 adjusted net income and adjusted EPS to the most directly comparable GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adjusted EPS of $0.85 to $0.87 is based on approximate weighted average diluted shares outstanding of 86.5 million. 1,2 1

Appendix

13 ($ in thousands) 9/30/2024 12/31/2023 Outstanding Principal $413,714 $416,463 Interest Rate 157.7% 156.1% Discount Rate 24.8% 26.3% Servicing Cost1 (3.0)% (3.0)% Remaining Life 0.617 years 0.596 years Default Rate1 27.5% 25.6% Accrued Interest1 4.7% 4.3% Prepayment Rate1 20.7% 20.9% Premium to Principal1 6.8% 6.9% Key Highlights • Interest rate increased by 160 bps due to relative increase in base APR loans in the portfolio • Default rate increased by 190 bps due to increased contribution from higher loss of 2022 vintages Fair Market Valuation 1. Stated as a % of outstanding principal. Unaudited

Q3 2024 Income Statement

(in Thousands, except share and per share data)	Three Months Ended September 30,				Variance		
(Unaudited)		2024		2023		$	%
Interest and loan related income	$	135,535	$	132,090	$	3,445	2.6%
Other revenue		1,058		1,075		(17)	(1.6%)
Total revenue		136,593		133,165		3,428	2.6%
Change in fair value of finance receivables		(45,425)		(57,302)		11,877	(20.7%)
Provision for credit losses on finance receivables		(3)		(195)		192	(98.4%)
Net revenue		91,165		75,668		15,497	20.5%
Expenses:							
Sales and marketing		11,256		12,814		(1,558)	(12.2%)
Customer operations[1]		12,202		11,996		206	1.7%
Technology, products, and analytics		8,437		9,732		(1,295)	(13.3%)
General, administrative, and other[1]		12,893		13,468		(575)	(4.3%)
Total expenses before interest expense		44,788		48,010		(3,222)	(6.7%)
Interest expense		11,285		12,077		(792)	(6.6%)
Total expenses		56,073		60,087		(4,014)	(6.7%)
Income from operations		35,092		15,581		19,511	125.2%
Change in fair value of warrant liabilities		(1,445)		334		(1,779)	(532.2%)
Income from equity method investment		627		-		627	-
Other income		80		80		-	-
Income before income taxes		34,354		15,995		18,359	114.8%
Income tax expense		2,297		463		1,834	396.4%
Net income		32,057		15,532		16,525	106.4%
Less: net income attributable to noncontrolling interest		27,793		13,363		14,430	108.0%
Net income attributable to OppFi Inc.	$	4,264	$	2,169	$	2,095	96.6%
Earnings per share attributable to OppFi Inc.:							
Earnings per common share:							
Basic	$	0.21	$	0.13			
Diluted	$	0.21	$	0.13			
Weighted average common shares outstanding:							
Basic		20,248,004		16,772,275			
Diluted		20,248,004		17,057,778			

1. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses.
2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 14

YTD 2024 Income Statement

(in Thousands, except share and per share data) (Unaudited)	Nine Months Ended September 30, 2024	2023	Variance $	%
Interest and loan related income	$ 386,890	$ 373,615	$ 13,275	3.6%
Other revenue	3,350	2,410	940	39.0%
Total revenue	390,240	376,025	14,215	3.8%
Change in fair value of finance receivables	(149,546)	(164,463)	14,917	(9.1%)
Provision for credit losses on finance receivables	(34)	(4,131)	4,097	(99.2%)
Net revenue	240,660	207,431	33,229	16.0%
Expenses:				
Sales and marketing	30,258	34,975	(4,717)	(13.5%)
Customer operations[(1)]	35,173	34,770	403	1.2%
Technology, products, and analytics	27,364	29,465	(2,101)	(7.1%)
General, administrative, and other[(1)]	44,323	35,897	8,426	23.5%
Total expenses before interest expense	137,118	135,107	2,011	1.5%
Interest expense	33,679	34,679	(1,000)	(2.9%)
Total expenses	170,797	169,786	1,011	0.6%
Income from operations	69,863	37,645	32,218	85.6%
Change in fair value of warrant liabilities	2,750	838	1,912	228.2%
Income from equity method investment	627	-	627	-
Other income	239	352	(113)	(32.1%)
Income before income taxes	73,479	38,835	34,644	89.2%
Income tax expense	3,615	1,297	2,318	178.7%
Net income	69,864	37,538	32,326	86.1%
Less: net income attributable to noncontrolling interest	56,997	32,976	24,021	72.8%
Net income attributable to OppFi Inc.	$ 12,867	$ 4,562	$ 8,305	182.0%
Earnings per share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.65	$ 0.29		
Diluted	$ 0.65	$ 0.29		
Weighted average common shares outstanding:				
Basic	19,711,752	15,820,262		
Diluted	20,460,396	16,046,831		

1. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses.
2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 15

September 30, December 31, (in Thousands) 2024 2023 $ % Unaudited Assets Cash and restricted cash 74,233$ 73,943$ 290$ 0.4% Finance receivables at fair value 461,457 463,320 (1,863) (0.4%) Finance receivables at amortized cost, net 8 110 (102) (92.8%) Equity method investment 19,429 - 19,429 - Other assets 64,139 64,170 (31) (0.0%) Total assets 619,266$ 601,543$ 17,723$ 2.9% Liabilities and stockholders’ equity Accounts payable and accrued expenses 30,420$ 26,448$ 3,972$ 15.0% Other liabilities 38,876 40,086 (1,210) (3.0%) Total debt 325,550 334,116 (8,566) (2.6%) Warrant liabilities 4,114 6,864 (2,750) (40.1%) Total liabilities 398,960 407,514 (8,554) (2.1%) Total stockholders’ equity 220,306 194,029 26,277 13.5% Total liabilities and stockholders’ equity 619,266$ 601,543$ 17,723$ 2.9% Variance Condensed Balance Sheet 16 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

(in Thousands) (Unaudited) 2024 2023 $ % Net cash provided by operating activities 229,299$ 213,588$ 15,711$ 7.4% Net cash used in investing activities (170,607) (179,983) 9,376 (5.2%) Net cash used in financing activities (58,402) (17,248) (41,154) 238.6% Net increase in cash and restricted cash 290$ 16,357$ (16,067)$ (98.2%) Nine Months Ended September 30, Variance Condensed Cash Flow Statement 17 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Q3 2024 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data) (Unaudited)	Three Months Ended September 30, 2024		2023		Variance $		%
Net income	$	32,057	$	15,532	$	16,525	106.4%
Income tax expense		2,297		463		1,834	396.4%
Other income		(80)		(80)		-	-
Change in fair value of warrant liabilities		1,445		(334)		1,779	532.2%
Other addbacks and one-time expenses, net[1]		1,967		1,991		(24)	(1.2%)
Adjusted EBT[2,3]		37,686		17,572		20,114	114.5%
Less: pro forma taxes[4]		8,878		4,247		4,631	109.0%
Adjusted net income[2,3]	$	28,808	$	13,325	$	15,483	116.2%
Adjusted earnings per share[2,3]	$	0.33	$	0.16			
Weighted average diluted shares outstanding		86,806,628		85,288,105			

1. For the three months ended September 30, 2024, other addbacks and one-time expenses, net, of $2.0 million included $1.1 million in expenses related to stock compensation, $0.9 million in expenses related to legal matters, and $0.1 million in expenses related to OppFi Card's exit activities, partially offset by a $0.2 million addback related to corporate development. For the three months ended September 30, 2023, other addbacks and one-time expenses, net, of $2.0 million included $1.1 million in expenses related to stock compensation, $0.4 million in expenses related to corporate development, $0.2 million in expenses related to legal matters, $0.2 million in expenses related to provision for credit losses on the OppFi Card finance receivables, and $0.1 million in expenses related to retention and severance.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
4. Assumes a tax rate of 23.56% for the three months ended September 30, 2024 and 24.17% for the three months ended September 30, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
5. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi | 18

YTD 2024 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data)	Nine Months Ended September 30,				Variance		
(Unaudited)		2024		2023		$	%
Net income	$	69,864	$	37,538	$	32,326	86.1%
Income tax expense		3,615		1,297		2,318	178.7%
Other income		(239)		(352)		113	(32.1%)
Change in fair value of warrant liabilities		(2,750)		(838)		(1,912)	228.2%
Other addbacks and one-time expenses, net[1]		11,103		5,934		5,169	87.1%
Adjusted EBT[2,3]		81,593		43,579		38,014	87.2%
Less: pro forma taxes[4]		19,223		10,531		8,692	82.5%
Adjusted net income[2,3]	$	62,370	$	33,048	$	29,322	88.7%
Adjusted earnings per share[2,3]	$	0.72	$	0.39			
Weighted average diluted shares outstanding		86,368,930		84,826,413			

1. For the nine months ended September 30, 2024, other addbacks and one-time expenses, net, of $11.1 million included $4.2 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card's exit activities, $2.1 million in expenses related to legal matters, $1.2 million in expenses related to severance, and $0.7 million in expenses related to corporate development. For the nine months ended September 30, 2023, other addbacks and one-time expenses, net, of $5.9 million included $4.0 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $3.1 million in expenses related to stock compensation, $0.9 million in expenses related to retention and severance, $0.8 million in expenses related to corporate development, and $0.2 million in expenses related to legal matters, partially offset by a $3.0 million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
4. Assumes a tax rate of 23.56% for the nine months ended September 30, 2024 and a 24.17% tax rate for the nine months ended September 30, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
5. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 19

Q3 2024 Adjusted Earnings per Share Reconciliation

(Unaudited)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
Weighted average Class A common stock outstanding	20,248,004	16,772,275
Weighted average Class V voting stock outstanding	65,664,358	93,730,327
Elimination of earnouts at period end	-	(25,500,000)
Dilutive impact of restricted stock units	811,941	235,514
Dilutive impact of performance stock units	73,564	49,989
Dilutive impact of stock options	8,761	-
Weighted average diluted shares outstanding	86,806,628	85,288,105

(in Thousands, except share and per share data) (Unaudited)	Three Months Ended September 30, 2024 $	Three Months Ended September 30, 2024 Per Share	Three Months Ended September 30, 2023 $	Three Months Ended September 30, 2023 Per Share
Weighted average diluted shares outstanding		86,806,628		85,288,105
Net income	$ 32,057	$ 0.37	$ 15,532	$ 0.18
Income tax expense	2,297	0.03	463	0.01
Other income	(80)	(0.00)	(80)	(0.00)
Change in fair value of warrant liabilities	1,445	0.02	(334)	(0.00)
Other addbacks and one-time expenses, net[1]	1,967	0.02	1,991	0.02
Adjusted EBT[2,3]	37,686	0.43	17,572	0.21
Less: pro forma taxes[4]	8,878	0.10	4,247	0.05
Adjusted net income[2,3]	$ 28,808	$ 0.33	$ 13,325	$ 0.16

1. For the three months ended September 30, 2024, other addbacks and one-time expenses, net, of $2.0 million included $1.1 million in expenses related to stock compensation, $0.9 million in expenses related to legal matters, and $0.1 million in expenses related to OppFi Card's exit activities, partially offset by a $0.2 million addback related to corporate development. For the three months ended September 30, 2023, other addbacks and one-time expenses, net, of $2.0 million included $1.1 million in expenses related to stock compensation, $0.4 million in expenses related to corporate development, $0.2 million in expenses related to legal matters, $0.2 million in expenses related to provision for credit losses on the OppFi Card finance receivables, and $0.1 million in expenses related to retention and severance.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
4. Assumes a tax rate of 23.56% for the three months ended September 30, 2024 and 24.17% for the three months ended September 30, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
5. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 20

YTD 2024 Adjusted Earnings per Share Reconciliation

(Unaudited)	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Weighted average Class A common stock outstanding	19,711,752	15,820,262
Weighted average Class V voting stock outstanding	65,908,534	94,279,582
Elimination of earnouts at period end	-	(25,500,000)
Dilutive impact of restricted stock units	672,399	198,698
Dilutive impact of performance stock units	73,325	27,871
Dilutive impact of stock options	2,920	-
Weighted average diluted shares outstanding	86,368,930	84,826,413

(in Thousands, except share and per share data) (Unaudited)	Nine Months Ended September 30, 2024 $	Nine Months Ended September 30, 2024 Per Share	Nine Months Ended September 30, 2023 $	Nine Months Ended September 30, 2023 Per Share
Weighted average diluted shares outstanding		86,368,930		84,826,413
Net income	$ 69,864	$ 0.81	$ 37,538	$ 0.44
Income tax expense	3,615	0.04	1,297	0.02
Other income	(239)	(0.00)	(352)	(0.00)
Change in fair value of warrant liabilities	(2,750)	(0.03)	(838)	(0.01)
Other addbacks and one-time expenses, net[1]	11,103	0.13	5,934	0.07
Adjusted EBT[2,3]	81,593	0.94	43,579	0.51
Less: pro forma taxes[4]	19,223	0.22	10,531	0.12
Adjusted net income[2,3]	$ 62,370	$ 0.72	$ 33,048	$ 0.39

1. For the nine months ended September 30, 2024, other addbacks and one-time expenses, net, of $11.1 million included $4.2 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card's exit activities, $2.1 million in expenses related to legal matters, $1.2 million in expenses related to severance, and $0.7 million in expenses related to corporate development. For the nine months ended September 30, 2023, other addbacks and one-time expenses, net, of $5.9 million included $4.0 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $3.1 million in expenses related to stock compensation, $0.9 million in expenses related to retention and severance, $0.8 million in expenses related to corporate development, and $0.2 million in expenses related to legal matters, partially offset by a $3.0 million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
4. Assumes a tax rate of 23.56% for the nine months ended September 30, 2024 and a 24.17% tax rate for the nine months ended September 30, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
5. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 21

Thank you